UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2023

AGILYSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-5734	34-0907152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Brookside Parkway Suite 300
Alpharetta, Georgia		30022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 810-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2023, Agilysys, Inc. (the “Company”) filed a Certificate of Elimination with the Secretary of State of the State of Delaware with respect to the Company’s 5.25% Series A Preferred Stock (the “Series A Preferred Stock”), pursuant to which the Series A Preferred Stock was eliminated and returned to the status of authorized and unissued preferred shares of the Company. Following the mandatory conversion of the outstanding shares of the Series A Preferred Stock on November 24, 2023, there were no outstanding shares of the Series A Preferred Stock. The Certificate of Elimination became effective with the Secretary of State of the State of Delaware upon filing. The full text of the Certificate of Elimination is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)
Exhibits.

The following items are filed as exhibits to this current report on Form 8-K:

Exhibit Number	Description of Exhibit

3.1	Delaware Certificate of Elimination of 5.25% Series A Preferred Stock of Agilysys, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

Date:	November 30, 2023	By:	/s/ Kyle C. Badger
Kyle C. Badger Senior Vice President, General Counsel and Secretary